BOARD OF DIRECTORS

THE CALDWELL & ORKIN FUNDS, INC.

POWER OF ATTORNEY

We, the undersigned members of the Board of Directors of The Caldwell & Orkin Funds, Inc. (the “Company”), hereby constitute and appoint David K. James, Linda J. Hoard, Zachary P. Richmond, and Derek Pilecki as our true and lawful attorneys and agents with full power to sign for us in his or her capacity, on any or all Registration Statements and amendments thereto, including without limitation a Registration Statement on Form N-1A, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to The Caldwell & Orkin Funds, Inc., and hereby ratify and confirm our signatures as they may be signed by said attorneys and agents.

We hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 4th day of June, 2021.

/s/ Frederick Blumer

Frederick Blumer, Chairman and Director

/s/ Rhett E. Ingerick

Rhett E. Ingerick, Director

/s/ Bevin E. Newton

Bevin E. Newton, Director